Exhibit 99.2

Landos Biopharma Announces Transfer of LANCL Portfolio, including Omilancor, LABP-104 and LABP-111 to Landos’ Founder

Transaction Solidifies Company’s Near-Term Strategic Focus on Advancing Clinical Development of NX-13

Company Remains On-Track to Initiate the NX-13 Phase 2 Proof-of-Concept Trial in Ulcerative Colitis in the Second Quarter of 2023

NEW YORK, February 28, 2023 – Landos Biopharma, Inc. (NASDAQ: LABP) (“Landos” or the “Company”), a clinical-stage biopharmaceutical company developing novel, oral medicines for patients with autoimmune diseases, today announced the transfer of its LANCL portfolio, including Omilancor, LABP-104 and LABP-111 to Dr. Josep Bassaganya-Riera, Ph.D., the founder of Landos who previously served as its Chairman, President and CEO, and certain affiliated individuals and entities.

Under the terms of the transaction, the Company will repurchase approximately 9.1 million Landos shares previously held by Dr. Bassaganya-Riera and certain affiliated individuals and entities, representing approximately 23% of Landos’ outstanding shares, for $3.0 million in cash and assign exclusive global rights to develop, manufacture and commercialize the LANCL portfolio, including Omilancor, LABP-104, and LABP-111 to Dr. Bassaganya-Riera and certain affiliated individuals and entities. Additionally, the parties have entered into a royalty agreement whereby Landos will receive a 6% royalty on future commercial sales from any approved products developed from the LANCL portfolio and Dr. Bassaganya-Riera and certain affiliated individuals and entities will receive a 2% royalty on future sales from NX-13, LABP-73, LABP-66, and LABP-69, if approved. The parties have also agreed to a mutual, general release of liabilities and claims.

The transaction follows a comprehensive strategic review of the Landos portfolio. Based on this review, the Landos leadership team and Board of Directors believe that the transaction with Dr. Bassaganya-Riera maximizes long-term value for Landos shareholders, including:

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Enhanced focus on advancing the clinical development of NX-13, a novel, oral, gut-selective NLRX1 agonist as a once-daily treatment for Ulcerative Colitis (“UC”), through a Phase 2 proof-of-concept trial;
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Continued participation in future upside of the LANCL portfolio through the 6% royalty on future sales of Omilancor, LABP-104 and LABP-111, if approved;
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Improved capital structure through the acquisition and retirement of approximately 9.1 million Landos shares previously held by Dr. Bassaganya-Riera and certain affiliated individuals and entities, representing approximately 23% of Landos’ outstanding shares; and
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Mutual, general release of liabilities and claims.

“This transaction is consistent with the strategic plan we announced last month to focus our resources on advancing the clinical development of NX-13,” said Gregory Oakes, President and Chief Executive Officer of Landos. “We have engaged with potential partners over the past year and based on the interest received, as well as Dr. Bassaganya-Riera’s previous role in developing these assets, we believe this transaction is the best path forward to maximize the value of the LANCL portfolio. This provides a potential developmental path for programs that we were not prioritizing at this time, while delivering compelling value to our shareholders, including potential future upside tied to the commercialization of these programs.”

“This transaction further sharpens our focus on advancing NX-13 and we look forward to sharing additional details about our Phase 2 proof-of-concept clinical trial in moderate-to-severe UC patients, which will be dose-ranging, blinded, placebo-controlled, and statistically powered. As we noted in January, our goal is to generate as much meaningful data as possible, as quickly as possible, to build on our already impressive data foundation. We are on track for first site activation and patient enrollment next quarter and look forward to reporting topline data by the fourth quarter of 2024,” continued Mr. Oakes.

Landos will continue with the exclusive collaboration and license agreement with LianBio for the development and commercialization of NX-13 in Greater China, including mainland China, Hong Kong, Taiwan, and Macau, as well as other select Asian markets.

Cooley LLP served as legal advisor to Landos in connection with the transaction. Eilenberg & Krause LLP served as legal advisor to Dr. Bassaganya-Riera.

Enhanced Focus on NX-13 with Significant Optionality for Broader Pipeline

Consistent with Landos’ strategic update in January 2023, this transaction streamlines the Company’s portfolio, enhancing its focus and resources on advancing NX-13.

Landos previously announced top-line results from its NX-13 Phase 1b trial in UC patients in August 2022. The data showed favorable safety and tolerability profiles across a range of doses, as well as signals of clinical improvement as soon as two weeks in patients’ symptoms and four weeks by endoscopy in exploratory endpoints. NX-13, with its unique mechanism of action, favorable safety profile, once-daily dosing, and promising early clinical data, could potentially transform the current UC treatment paradigm.

Following this transaction, the Company will have three novel, pre-clinical programs in its portfolio, including: LABP-69, a novel PLXCD2 agonist in development for the treatment of Rheumatoid Arthritis and Diabetic Nephropathy; LABP-66, a novel NLRX1 agonist in development for the treatment of Multiple Sclerosis, Alzheimer's Disease, and other debilitating central nervous system diseases; and LABP-73, a novel NLRX1 agonist in development for the treatment of Asthma and Chronic Obstructive Pulmonary Disease.

About Landos Biopharma

Landos Biopharma is a clinical stage biopharmaceutical company focused on the development of first-in-class therapeutics for patients with autoimmune disease. The Company’s mission is to create safer and more effective treatments that address the therapeutic gap in the current treatment paradigm.

Landos has a portfolio of novel targets anchoring two libraries of immunometabolic modulation pathways, including four potentially first-in-class, once-daily therapies targeting eight indications in the immunology space.

The Company is currently focused on advancing the clinical development of NX-13 in UC, and is on-track to initiate a Phase 2 proof-of-concept trial in the second quarter of 2023.

For more information, please visit www.landosbiopharma.com.

Cautionary Note on Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects for Landos Biopharma, Inc. (the “Company”), including statements about the Company’s strategy, clinical development and regulatory plans for its product candidates and other statements containing the words “anticipate”, “plan”, “expect”, “may”, “will”, “could”, “believe”, “look forward”, “potential”, the negatives thereof, variations thereon and similar expressions, or any discussions of strategy constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, including the planned Phase 2 trial of NX-13, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of the Company’s product candidates, the ability of Dr. Bassaganya-Riera and certain affiliated individuals and entities to successfully develop and commercialize the LANCL platform in order for Landos to receive royalties on sales of such products, and other similar risks. Risks regarding the Company’s business are described in detail in its Securities and Exchange Commission (“SEC”) filings, including in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. Such risks may be amplified by the impacts of the COVID-19 pandemic. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Contact

Patrick Truesdell, Principal Accounting Officer

Landos Biopharma

ir@landosbiopharma.com

Media Contact

Tanner Kaufman / Kara Sperry

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449